EXHIBIT 99.1

@robert_ivanhoe @ivanhoeelectric www.ivanhoeelectric.com

May 15, 2023

Ivanhoe Electric and Ma’aden Sign Definitive Agreement and Finalize Terms for Exploration Joint Venture and Strategic Investment

Transaction Creates Groundbreaking 50/50 Exploration Joint Venture in the Kingdom of Saudi Arabia

Ma’aden will Complete a US$126.5 Million Strategic Investment in Ivanhoe Electric Common Stock

PHOENIX, ARIZONA – Ivanhoe Electric (NYSE American: IE; TSX: IE) Executive Chairman, Robert Friedland and President and Chief Executive Officer, Taylor Melvin announce today the signing of a Definitive Agreement with Saudi Arabian Mining Company Ma’aden (“Ma’aden”) (Saudi Stock Exchange Tadawul: 1211), finalizing the terms of the transactions announced on January 11, 2023 (refer to Ivanhoe Electric’s January 11, 2023 news release).

Mr. Friedland commented: “We are excited to finalize our transaction terms with Ma’aden and begin the important work of minerals exploration in the Kingdom of Saudi Arabia. Our joint venture will embark on the largest exploration program ever conducted using our highly powerful and disruptive Typhoon™ geophysical surveying system. With our Typhoon™ technology, our Computational Geosciences’ machine-based learning software, and the combined talents of our highly experienced team of women and men, we believe that we have all the tools necessary to conduct a transformational exploration program for electric and precious metals in the Kingdom of Saudi Arabia. The potential for future discoveries is extraordinary.”

Mr. Melvin commented: “Today’s signing is a significant achievement for both companies. We look forward to growing our important partnership with Ma’aden as our Joint Venture deploys Typhoon™ and CGI software in Saudi Arabia to search for new discoveries over a vast area of highly prospective land. We are also grateful that Ma’aden has chosen to make a significant strategic investment in Ivanhoe Electric as we build a successful future together.”

1

Ma’aden Chief Executive Officer Mr. Robert Wilt commented: “Our partnership with Ivanhoe Electric provides Ma’aden with a platform to pursue high impact growth opportunities, as we explore the tremendous mineral wealth potential of the Kingdom of Saudi Arabia. This Joint Venture is going to enable us to roll out Ivanhoe Electric’s cutting-edge Typhoon™ technology to accelerate our exploration program as we look to grow our production pipeline faster, and for less. Together with partners like Ivanhoe Electric, we are confident in our ability to continue to drive the rapid growth of the sector in Saudi Arabia, ensure we are meeting our own long term growth targets and that we are taking the necessary steps to establish mining as the third pillar of the Saudi economy.”

Ivanhoe Electric’s Proprietary Typhoon™ Geophysical Surveying System to be Deployed on ~48,500 km2 of Underexplored Arabian Shield

At closing, Ma’aden and Ivanhoe Electric will form a 50/50 exploration joint venture in Saudi Arabia (the “Joint Venture”) to explore for copper, nickel, gold, silver and other electric metals. Ivanhoe Electric is the operator of the Joint Venture during the exploration phase, and Ma’aden will become the operator for the development of any economically viable deposits found and specifically designated by the Joint Venture.

The Joint Venture will deploy the Typhoon™ geophysical surveying system in the largest exploration program ever conducted using the technology. Typhoon™ is the brand name for Ivanhoe Electric’s proprietary electrical geophysical surveying transmitter, which can detect the presence of sulfide minerals containing copper, nickel, gold and silver (as well as water and oil).

Ivanhoe Electric’s proprietary Typhoon geophysical surveying system in operation at the Santa Cruz Copper Project, located near Casa Grande, Arizona, USA (July 2022).

2

The technology was developed by Ivanhoe Electric’s former parent, I-Pulse Inc. of Toulouse, France (https://www.ipulse-group.com/), to unlock exploration in areas where potential deposits are hidden by cover, where target depths exceed the range of conventional geophysical surveying systems, or where the scale and topography of an exploration target area prevents efficient and cost-effective conventional surveying.

Typhoon™ consists of highly sophisticated capacitors and switches derived from I-Pulse technology. A subsidiary of Ivanhoe Electric holds the relevant patents, however I-Pulse has the right to use Typhoon™ in non-mineral exploration activities, including in geothermal and in the exploration for water and oil.

The I-Pulse suite of technologies which led the development of Typhoon™, compresses and releases stored electricity in billionths of a second. These extremely high-powered electric discharges underpin the Typhoon™ system and are also used by I-Pulse in other applications, including to shape and assemble metals in advanced manufacturing and to quickly and efficiently shatter rock containing minerals or gemstones.

Typhoon™ achieves its results through its unique specifications, which include a current output of up to 200 amps and a voltage output of up to 10,000 volts. The transmitter uses switches and capacitance systems which generate a very pure and stable transmitted signal, resulting in an extremely high signal-to-noise ratio. Typhoon™ is also capable of transmitting both induced polarization and electromagnetic signals, meaning that the same transmitter can be used to search for a wide variety of mineral deposit types.

Ivanhoe Electric currently has three Typhoon™ units, one of which will be deployed to Saudi Arabia in the near-term for use by the Joint Venture. Three more Typhoon™ units will be purchased by the Joint Venture from I-Pulse. The first of these new generation Typhoon™ units is expected to be delivered in H1 2024.

Ma’aden’s Strategic Investment into Ivanhoe Electric

At closing, Ivanhoe Electric expects to issue approximately 10.2 million common shares to Ma’aden, representing 9.9% of common shares outstanding, at a purchase price of $12.38 per share for gross proceeds of US$126.5 million. US$66 million of proceeds will go to the Joint Venture to fund exploration activities, including the purchase of three new-generation Typhoon™ machines to be used by the Joint Venture. The remaining US$60 million will be retained by Ivanhoe Electric to advance its portfolio of US mineral projects, and for working capital and general corporate purposes.

As part of the equity private placement, Ivanhoe Electric will grant Ma’aden a top-up right allowing Ma’aden to maintain its 9.9% ownership, and Ma’aden will agree to a five-year standstill limiting its shareholding to a maximum of 19.9%, subject to certain exceptions. Ma’aden will have the right to appoint a nominee to the Ivanhoe Electric board of directors.

3

The transactions are expected to close by the end of Q2 2023 subject to the approval of a supplemental listing application by the New York Stock Exchange and the corporate and regulatory formalities required in Saudi Arabia to incorporate the joint venture entity.

About Ma’aden

Ma’aden is the largest multi-commodity mining and metals company in the Middle East and among the fastest-growing mining companies in the world, with revenues of SAR 40.4 billion (US$10.7 billion) in 2022. Ma’aden is developing the mining industry into the third pillar of the Saudi economy in line with Vision 2030, and aims to be a role model in responsible and sustainable operations. Ma’aden operates 17 mines and sites, has 6,500+ direct employees and exports products to over 30 countries. Ma’aden is embarking on massive growth over the next 18 years across phosphate, aluminum, gold, copper and new minerals. Website: www.maaden.com.sa

About Ivanhoe Electric

Ivanhoe Electric is an American technology and mineral exploration company that is re-inventing mining for the electrification of everything by combining advanced mineral exploration technologies, renewable energy storage solutions and electric metals projects predominantly located in the United States. Ivanhoe Electric uses its Typhoon™ transmitter, an accurate and powerful geophysical survey system, together with advanced data analytics provided by its subsidiary, Computational Geosciences, to accelerate and de-risk the mineral exploration process as well as to potentially discover deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. Through its controlling interest in VRB Energy, Ivanhoe Electric also develops and manufactures advanced grid-scale vanadium redox battery storage systems. Finally, through advancing its portfolio of electric metals projects located primarily in the United States, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as projects in Montana, Nevada, Oregon and North Carolina, Ivanhoe Electric is also well positioned to support American supply chain independence by delivering the critical metals necessary for electrification of the economy. Website: www.ivanhoeelectric.com

Contact Information

Investors:	Taylor Melvin, President and Chief Executive Officer 602-300-1522
Valerie Kimball, Director, Investor Relations 720-933-1150

Follow us on Twitter

Ivanhoe Electric’s Executive Chairman Robert Friedland: @robert_ivanhoe

Ivanhoe Electric: @ivanhoeelectric

4

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable US and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect the company’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Such statements in this news release include, without limitation: statements regarding the transactions between Ivanhoe Electric and Ma’aden, including statements regarding the benefits of the transactions, the anticipated timing and closing of the transactions, the businesses of Ivanhoe Electric and Ma’aden and the markets in which they operate, and the potential for, likelihood of, future mineral discoveries.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including uncertainties as to the timing of closing the transaction, including the potential failure to close; the Company’s ability to complete due diligence on the timeline or at all; the satisfaction of conditions to closing; the risk that the Company cannot complete the payments owed; changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the US government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, the company does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.

5